Exhibit 99.1

NR 13-0502	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports second-quarter fiscal year 2013 results

Quarter Highlights*

•                  Fourth consecutive quarter of free cash flow in excess of net income.

•                  Backlog of $17.1 billion with $2 billion in new wins.

•                  EBITDA margin of 8.2 percent improved sequentially and year over year.

•                  Company invests $65 million to repurchase 2 million shares.

•                  Reported EPS of $0.53, up 23 percent.

•                  Full-year targeted diluted EPS range of $2.40 to $2.50.

LOS ANGELES (May 7, 2013) — AECOM Technology Corporation (NYSE: ACM) reported second-quarter revenue of $2.0 billion, and revenue, net of other direct costs1, of $1.3 billion.  Operating income of $80 million and reported net income2 of $54 million both increased 10 percent, and diluted earnings per share of $0.53 were up 23 percent.

	Second Quarter			Year-to-Date
($ in millions, except EPS)	Q2 FY12	Q2 FY13	YOY % Change	Q2 YTD FY12	Q2 YTD FY 13	YOY % Change
Gross Revenue	2,011	1,990	(1)	4,040	4,007	(1)
Net Service Revenue[1]	1,290	1,252	(3)	2,520	2,497	(1)
Operating Income	73	80	10	150	142	(5)
Net Income[2]	49	54	10	97	92	(5)
Earnings per Share[2]	0.43	0.53	23	0.85	0.88	4
Operating Cash Flow	11	85	646	5	152	NM
Free Cash Flow[3]	(2)	74	NM	(27)	128	NM

*All comparisons are year over year unless noted otherwise.

“During the quarter, we executed well against our long-term objectives, including continued expansion in emerging markets and an improved mix of higher-margin technical and construction services,” said John M. Dionisio, AECOM chairman and chief executive officer.  “We booked $2 billion in new wins, which contributed to our $17.1 billion in backlog.  We saw strength in emerging markets — such as civil infrastructure in Asia as well as transportation and construction services in the Middle East — and we continued to drive improvements in our Management Support Services business, which included actions to diversify that operation for sustained growth and profitability.  Given these results, we are reaffirming our full-year EPS guidance range of $2.40 to $2.50.”

“This was our fourth consecutive quarter of free cash flow in excess of net income, as our working-capital initiatives continue to improve returns, drive long-term value and support our capital-allocation priorities,” said Michael S. Burke, AECOM president.  “We invested $65 million to repurchase 2 million shares, which brings our year-to-date total to $238 million invested to repurchase 10 million shares.  We also made organic investments to advance our long-term strategy, such as the first investment by our AECOM Capital fund, which is structured to make direct investments in real estate and public-private opportunities that can benefit from our comprehensive service offerings.”

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New Wins and Backlog

New wins of $2 billion were driven by strength in the company’s construction and transportation end markets, particularly in North America.  The company’s book-to-burn ratio4 was 1.0 for the quarter, maintaining total backlog at March 31, 2013, of $17.1 billion.  These metrics demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Tax Rate

The company’s second-quarter effective tax rate of 20.6 percent, inclusive of non-controlling interest deduction, reflects the impact in the quarter of the reenactment of research and design tax credits in the U.S. The company expects its full-year effective tax rate to be 27 percent.

Cash Flow

Cash flow from operations for the quarter was $85 million.  Free cash flow, which includes capital expenditures of $12 million, totaled $74 million.  Days sales outstanding (DSOs) improved by 7 days to 91 in the quarter.  The company reconfirmed that it is well positioned to meet its fiscal 2013 target of generating free cash flow equal to or in excess of its net income.

Balance Sheet

As of March 31, 2013, AECOM had $628 million of total cash and cash equivalents, $1.3 billion of debt and $1.05 billion in committed bank facilities with $717 million in unused capacity.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public sector clients worldwide.

Revenue of $1.77 billion declined 2 percent, and revenue, net of other direct costs, declined 5 percent to $1.11 billion, as declines in Australia and the Americas were only partially offset by growth in Asia.  Profitability increased 6 percent aided by broad-based improvements in operating leverage and efficiencies.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue increased 7 percent to $224 million, and revenue, net of other direct costs, increased 12 percent to $142 million driven by growth in the Middle East.  Operating income increased over 450 percent to $11 million, aided by improved project performance and cost structure. The company continues to expect full-year operating income, on an adjusted basis 5, to double versus last year.

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Fiscal 2013 Outlook

AECOM’s target EPS range for fiscal 2013 is $2.40 to $2.50.  EPS guidance is based on a full-year diluted share count of 103 million shares which reflects the impact of shares repurchased through the end of the second fiscal quarter.  The company expects its full-year effective tax rate to be 27 percent.

Five-Year Free Cash Flow Target

AECOM reaffirms its five-year free cash flow target of $1.3 billion to $1.8 billion.  This target is based on a range of assumptions related to growth, profitability and working capital requirements.

AECOM is hosting a conference call today at 11 a.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure. See the accompanying reconciliation of free cash flow from operations, the closest comparable GAAP measure.

4Book-to-burn ratio is defined as the amount of new business divided by gross revenue recognized during the period.

5 Adjusted operating income excludes the impact of the goodwill impairment charge taken in fiscal 2012.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 140 countries and had revenue of $8.2 billion during the 12 months ended March 31, 2013.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

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Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, backlog, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended				Six Months Ended
	March 31, 2013	March 31, 2012	% Change		March 31, 2013	March 31, 2012	% Change

Revenue	$1,989,646	$2,010,951	(1.1%	)	$4,006,918	$4,040,131	(0.8%	)
Other direct costs	737,807	721,451	2.3%		1,510,061	1,519,782	(0.6%	)
Revenue, net of other direct costs (non-GAAP)	1,251,839	1,289,500	(2.9%	)	2,496,857	2,520,349	(0.9%	)
Cost of revenue, net of other direct costs	1,151,996	1,213,383	(5.1%	)	2,318,896	2,353,886	(1.5%	)
Gross profit	99,843	76,117	31.2%		177,961	166,463	6.9

Equity in earnings of joint ventures	7,846	16,898	(53.6%	)	13,761	25,860	(46.8%	)
General and administrative expenses	(27,253)	(19,857)	37.2%		(49,355)	(42,468)	16.2%
Income from operations	80,436	73,158	9.9%		142,367	149,855	(5.0%	)

Other income	156	4,852	(96.8%	)	827	7,121	(88.4%	)
Interest expense	(11,855)	(11,585)	2.3%		(22,776)	(22,549)	1.0%
Income before income tax expense	68,737	66,425	3.5%		120,418	134,427	(10.4%	)

Income tax expense	13,961	16,769	(16.7%	)	26,664	36,347	(26.6%	)
Net income	54,776	49,656	10.3%		93,754	98,080	(4.4%	)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(965)	(662)	45.8%		(1,834)	(1,155)	58.8%
Net income attributable to AECOM	$53,811	$48,994	9.8%		$91,920	$96,925	(5.2%	)

Net income attributable to AECOM per share:
Basic	$0.54	$0.43	25.6%		$0.89	$0.85	4.7%
Diluted	$0.53	$0.43	23.3%		$0.88	$0.85	3.5%

Weighted average shares outstanding:
Basic	100,430	113,352	(11.4%	)	102,791	113,659	(9.6%	)
Diluted	101,818	114,288	(10.9%	)	103,875	114,439	(9.2%	)

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	March 31, 2013	September 30, 2012
Balance Sheet Information:
Total cash and cash equivalents	$627,732	$593,776
Accounts receivable, net	2,331,265	2,395,881
Working capital	1,130,851	1,068,891
Working capital, net of cash and cash equivalents	503,119	475,115
Total debt	1,291,073	1,069,732
Total assets	5,685,144	5,664,568
Total AECOM stockholders’ equity	2,035,979	2,169,464

	Three Months Ended		Six Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Cash Flow Information:
Net cash provided by operating activities	$85,245	$11,424	$152,334	$4,998
Capital expenditures	(11,707)	(13,921)	(24,632)	(32,205)
Free cash flow	$73,538	$(2,497)	$127,702	$(27,207)

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Three Months Ended March 31, 2013
Revenue	$1,765,889	$223,757	$—	$1,989,646
Other direct costs	655,577	82,230	—	737,807
Revenue, net of other direct costs (non-GAAP)	1,110,312	141,527	—	1,251,839
Cost of revenue, net of other direct costs	1,018,148	133,848	—	1,151,996
Gross profit	92,164	7,679	—	99,843
Equity in earnings of joint ventures	4,174	3,672	—	7,846
General and administrative expenses	—	—	(27,253)	(27,253)
Operating income	$96,338	$11,351	$(27,253)	$80,436

Gross profit as a % of revenue	5.2%	3.4%	—	5.0%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.3%	5.4%	—	8.0%

Three Months Ended March 31, 2012
Revenue	$1,801,145	$209,806	$—	$2,010,951
Other direct costs	638,030	83,421	—	721,451
Revenue, net of other direct costs (non-GAAP)	1,163,115	126,385	—	1,289,500
Cost of revenue, net of other direct costs	1,076,674	136,709	—	1,213,383
Gross profit	86,441	(10,324)	—	76,117
Equity in earnings of joint ventures	4,556	12,342	—	16,898
General and administrative expenses	—	—	(19,857)	(19,857)
Operating income	$90,997	$2,018	$(19,857)	$73,158

Gross profit as a % of revenue	4.8%	(4.9)%	—	3.8%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.4%	(8.2)%	—	5.9%

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Six Months Ended March 31, 2013
Revenue	$3,537,110	$469,808	$—	$4,006,918
Other direct costs	1,333,032	177,029	—	1,510,061
Revenue, net of other direct costs (non-GAAP)	2,204,078	292,779	—	2,496,857
Cost of revenue, net of other direct costs	2,042,638	276,258	—	2,318,896
Gross profit	161,440	16,521	—	177,961
Equity in earnings of joint ventures	9,312	4,449	—	13,761
General and administrative expenses	—	—	(49,355)	(49,355)
Operating income	$170,752	$20,970	$(49,355)	$142,367

Gross profit as a % of revenue	4.6%	3.5%	—	4.4%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.3%	5.6%	—	7.1%

Contracted backlog	$8,358,468	$1,123,759	$—	$9,482,227
Awarded backlog	7,110,133	501,892	—	7,612,025
Total backlog	$15,468,601	$1,625,651	$—	$17,094,252

Six Months Ended March 31, 2012
Revenue	$3,608,549	$431,582	$—	$4,040,131
Other direct costs	1,344,566	175,216	—	1,519,782
Revenue, net of other direct costs (non-GAAP)	2,263,983	256,366	—	2,520,349
Cost of revenue, net of other direct costs	2,092,781	261,105	—	2,353,886
Gross profit	171,202	(4,739)	—	166,463
Equity in earnings of joint ventures	7,048	18,812	—	25,860
General and administrative expenses	—	—	(42,468)	(42,468)
Operating income	$178,250	$14,073	$(42,468)	$149,855

Gross profit as a % of revenue	4.7%	(1.1)%	—	4.1%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.6%	(1.8)%	—	6.6%

Contracted backlog	$7,409,504	$962,125	$—	$8,371,629
Awarded backlog	6,468,962	1,201,049	—	7,670,011
Total backlog	$13,878,466	$2,163,174	$—	$16,041,640

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Six Months Ended
	Mar 31, 2013	Dec 31, 2012	March 31, 2012	Mar 31, 2013	Mar 31, 2012
Consolidated
Revenue	$1,989.6	$2,017.3	$2,010.9	$4,006.9	$4,040.1
Less: Other direct costs	737.7	772.3	721.4	1,510.0	1,519.8
Revenue, net of other direct costs	$1,251.9	$1,245.0	$1,289.5	$2,496.9	$2,520.3

PTS Segment
Revenue	$1,765.9	$1,771.2	$1,801.1	$3,537.1	$3,608.5
Less: Other direct costs	655.6	677.4	638.0	1,333.0	1,344.5
Revenue, net of other direct costs	$1,110.3	$1,093.8	$1,163.1	$2,204.1	$2,264.0

MSS Segment
Revenue	$223.7	$246.1	$209.8	$469.8	$431.6
Less: Other direct costs	82.1	94.9	83.4	177.0	175.3
Revenue, net of other direct costs	$141.6	$151.2	$126.4	$292.8	$256.3

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
EBITDA before goodwill impairment	$102.5	$84.7	$163.9	$129.0	$101.6	$103.0	$157.8	$136.2
Less: Goodwill impairment	–	–	336.0	–	–	–	–	–
EBITDA	102.5	84.7	(172.1)	129.0	101.6	103.0	157.8	136.2
Less: Interest expense*	(11.3)	(10.4)	(10.4)	(12.5)	(11.0)	(10.4)	(9.4)	(10.8)
Add: Interest income	0.5	0.4	0.4	0.4	0.4	0.4	0.5	0.4
Less: Depreciation and amortization	(23.9)	(23.9)	(26.1)	(26.1)	(25.3)	(25.5)	(25.1)	(28.0)
Income (loss) attributable to AECOM before income taxes	67.8	50.8	(208.2)	90.8	65.7	67.5	123.8	97.8
Less: Income tax expense	14.0	12.7	16.7	21.4	16.7	19.6	36.4	24.0
Net income (loss) attributable to AECOM	$53.8	$38.1	$(224.9)	$69.4	$49.0	$47.9	$87.4	$73.8

* Excluding related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2013	Dec 31, 2012	Mar 31, 2012
Short-term debt	$14.8	$18.4	$2.2
Current portion of long-term debt	152.8	193.1	86.5
Long-term debt	1,123.4	1,021.7	1,172.3
Total debt	1,291.0	1,233.2	1,261.0
Less: Total cash and cash equivalents	627.7	591.3	465.7
Net debt	$663.3	$641.9	$795.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31 2012	Dec 31, 2011
Net cash provided by / (used in) operating activities	$85.2	$67.1	$226.4	$202.0	$11.4	$(6.4)
Capital expenditures	(11.7)	(12.9)	(15.1)	(15.6)	(13.9)	(18.3)
Free cash flow	$73.5	$54.2	$211.3	$186.4	$(2.5)	$(24.7)

	Fiscal Years Ended Sep 30,
	2012	2011	2010	2009	2008	2007
Net cash provided by operating activities	$433.4	$132.0	$158.6	$228.6	$169.0	$137.5
Capital expenditures	(62.9)	(78.0)	(68.5)	(62.9)	(69.1)	(43.2)
Settlement of deferred compensation plan liability	-	90.0	-	-	-	-
Excess tax benefit from share-based payment (associated with DCP termination)	-	58.0	-	-	-	-
Free Cash Flow	$370.5	$202.0	$90.1	$165.7	$99.9	$94.3

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